For Immediate Release

Harmonic Completes Acquisition of Thomson Video Networks

SAN JOSE, Calif. - Feb. 29, 2016 - Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, today announced that it has completed the acquisition of Thomson Video Networks (TVN), a global leader in advanced video compression solutions.
“We are pleased to announce the closing of the TVN acquisition,” said Patrick Harshman, President and CEO of Harmonic. “By bringing together two powerhouses in the video industry, we further extend our position as the market leader. With expanded global R&D, sales and support teams, we are accelerating innovation and driving delivery of best-in-class solutions, products, capabilities and support services for our customers.”

Further information about Harmonic and the company’s products is available at www.harmonicinc.com.

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About Harmonic
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver and monetize amazing video experiences, with unequalled business agility and operational efficiency, by providing market-leading innovation, high-quality service and compelling total cost of ownership. More information is available at www.harmonicinc.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our market leading position and accelerating innovation. Our expectations and beliefs regarding these matters may not materialize and are subject to risks and uncertainties, including that anticipated business opportunities or acceleration of innovation for the combined company do not fully materialize; unanticipated difficulties and delays with integrating the two companies; failure to retain key employees; economic conditions in the markets that the companies operate in; and other risks and uncertainties such as those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2014, its Quarterly

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Reports on Form 10-Q and its Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to Harmonic as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

EDITOR’S NOTE - Product and company names used herein are trademarks or registered trademarks of their respective owners.

CONTACTS:

Hal Covert Chief Financial Officer Harmonic542.2500 +1.408.490.7021 hal.covert@harmonicinc.com	Blair King Director, Investor Relations Harmonic +1.408.490.6172 blair.king@harmonicinc.com

ENDS